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                                  EXHIBIT 10.1

                      AGREEMENT REGARDING SEVERANCE BENEFIT


This AGREEMENT REGARDING SEVERANCE BENEFIT ("Agreement") is made as of the 1st day of December, 1997, by and between SL INDUSTRIES, INC. (the "Company"), a New Jersey corporation, and DAVID R. NUZZO ("Employee").



                                   BACKGROUND


            A. Employee has this date commenced employment with the Company as its Vice President - Finance and Administration and Secretary.

            B. In connection with his employment with the Company, Employee, because of the at-will nature of his employment, has requested, and the Company has agreed to provide, the following Severance Benefit (as defined below) in the event of a change in control of the Company.

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the undersigned agree as follows:


            1. In the event that any action or series of actions shall take place which shall result in a change in the control of the Company, Employee shall be entitled to receive the Severance Benefit, upon Employee's termination of employment with the Company, within six months of such change in control. The Severance Benefit shall be an amount equal to Employee's annual base salary for a period not greater than 24 months, or until he secures new employment, whichever comes first, but, in any event, not less than 12 months (the "Severance Benefit"). The Severance Benefit shall be paid to Employee at the same time and in the same manner as Employee's base salary was paid to Employee, immediately prior to termination, and shall be subject to deduction for any amounts that are required to be withheld or deducted according to applicable law. Employee shall be entitled to receive the Severance Benefit regardless of whether his employment is terminated voluntarily or involuntarily, or with or without cause.

            2. As consideration for the payment of the Severance Benefit, Employee shall provide to the Company a general release from all liability, in form and substance satisfactory to the Company in its reasonable discretion.

            3. This Agreement may not be modified or amended except by writing signed by both parties; shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; sets forth



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                    the entire agreement and understanding of the parties hereto with respect to the specific subject matter hereof and supersedes any and all prior discussions, agreements or understandings, whether oral or written; may be executed in counterparts and delivered by facsimile transmission or comparable means; and, shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to any principles of conflicts of law.


This Agreement is hereby executed and delivered by the undersigned as of the date and year first above written.


SL INDUSTRIES, INC.



By: /s/OWEN FARREN                               /s/ DAVID R. NUZZO
    ---------------------------                 ---------------------
    Owen Farren, President                           David R. Nuzzo
    and Chief Executive Officer







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